SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities ExchangeAct of 1934.


         Date of Report (Date of Earliest Event Reported): March 3, 2004
                                                           -------------


                          WYOMING OIL & MINERALS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Wyoming                     0-7919                   83-0217330
------------------------------      -------------            -------------------
 (State of other jurisdiction        (Commission             (I.R.S. Employer
 of incorporation)                   File Number)            Identification No.)


     5525 Erindale Dr., Suite 201
     Colorado Springs, Colorado                                         80918
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number including area code: (719) 260-8509
                                                           --------------

Item 5. Other Events

     The Board of Directors of Wyoming Oil & Minerals, Inc. ("Wyoming" or the "Company") has been notified that the Board of Directors of New Frontier Energy, Inc. ("NFE") and the Trustee of the Wyoming Oil & Minerals, Inc. Trust have approved a reverse split of the outstanding stock of NFE such that each four outstanding shares of NFE have been converted into one share. As a result of this split, the Board of Wyoming believes that the distribution approved in 2003 will be made in the form of NFE common stock at the rate of one share for each four shares of the Company outstanding as of the record date, June 30, 2003.

     The Board of Wyoming Oil has been advised that NFE is still waiting an effective date for NFE's registration statement to allow the distribution of the NFE common stock. That approval is expected in the near future.







            (The Remainder of This Page Was Intentionally Left Blank)

                                    SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    WYOMING OIL & MINERALS, INC.



Date:  March 15, 2004                          By:  /s/ Bill M. Conrad
                                                    ----------------------------
                                                    Bill M. Conrad, President